Exhibit 10.3

FIRST AMENDMENT AND WAIVER TO

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT AND WAIVER TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of September 25, 2020 (this “Amendment”) is by and among CCF OPCO LLC, a Delaware limited liability company (the “Borrower”), GLAS TRUST COMPANY LLC, as Administrative Agent and COMPUTERSHARE TRUST COMPANY, as Bondholder Designee, and amends that certain Amended and Restated Revolving Credit Agreement dated as of December 12, 2018 (the “Agreement”) by and among CCF Intermediate Holdings LLC, a Delaware limited liability company, the Borrower, the Lenders party thereto and the Administrative Agent.

RECITALS

WHEREAS, the parties desire to amend the Agreement to modify certain financial covenants therein and waive compliance with certain requirements contained therein; and

WHEREAS, Section 9.07(b) requires the consent of the Administrative Agent and the Bondholder Designee to amend the Agreement and to waive any requirement contained therein; and

WHEREAS, each of the Administrative Agent and the Bondholder Designee desire to give their consent to the execution and delivery of this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

2.Waiver.

The requirement contained in Section 6.09(c) of the Agreement to comply with the covenant contained therein for the fourth fiscal quarter of 2020 is hereby waived.

3.Amendment.  Section 6.09(b) of the Agreement is amended in its entirety to read as follows:

(b)Minimum Coverage. Permit the value of the Specified Assets as of each Covenant Date to be less than 1.5 times the aggregate outstanding principal amount of the Revolving Loans other than Covenant Dates occurring from September through November 2020 in which case, the Specified Assets shall not be less than 1.2 times the aggregate outstanding principal amount of the Revolving Loans.

(c) Subject to Section 9.07(b) and delivery by the Borrower of evidence of ongoing progress towards execution of a longer-term capital structure solution, the Minimum Coverage covenant found in Section 6.09(b) hereof may be further amended and reduced for the Covenant Dates beginning December 2020.

4.Effectiveness.  This Amendment shall be effective when it is executed and delivered by each party hereto.

5.Ratification.  Except as expressly modified and superseded by this Amendment, the Loan Documents are ratified and confirmed and continue in full force and effect.  The Loan Documents, as modified by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms.

6.Representations and Warranties.  The Borrower hereby represents and warrants that (a) this Amendment has been duly executed and delivered by Borrower, is valid and binding upon Borrower and enforceable against Borrower in accordance with its terms, except as limited by any applicable bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles, (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by the Borrower of this Amendment, (c) the execution, delivery and performance by the Borrower of this Amendment and any other Loan Documents to be delivered under this Amendment do not require the consent of any other person and do not and will not constitute a violation of any laws, agreements or understandings to which Borrower is a party or by which Borrower is bound and (d) the representations and warranties contained in Article III of the Agreement are true and correct in all material respects (or, in the case of any representation and warranty that is already qualified by materiality, subject to the materiality standard set forth therein).

7.Multiple Counterparts.  This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement.  Signature pages to this Amendment may be detached from multiple separate counterparts and attached to the same document and a telecopy or other facsimile of any such executed signature page shall be valid as an original.

8.Reference to Agreement.  Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to the Agreement shall mean and refer to the Agreement as amended hereby.

9.Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

10.Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

11.Governing Law.  This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York (without regard to principles of conflict of laws).

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

CCF OPCO LLC, as Borrower

By:______________________________

Name:  Michael J. Durbin

Title:  CFO & EVP

GLAS TRUST COMPANY LLC, as Administrative Agent

By:_________________________

Name:  Yana Kalenko

Title:    Vice President

COMPUTERSHARE TRUST COMPANY, as Bondholder Designee

By:____________________________

Name: Jerry Urbanek

Title:   Trust Officer